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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in this Registration Statement on Form S-3 of our report dated November 21, 1997, except for Note 12, as to which the date is January 23, 1998, appearing on page F-2 relating to the financial statements of Eagle USA Airfreight, Inc. which appears in Amendment No. 1 to the Registration Statement on Form S-3 (Reg. No. 333-44005) filed on January 27, 1998, which is incorporated by reference herein. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



Houston, Texas
January 28, 1998